As filed with the Securities and Exchange Commission on September 19, 2005

================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 15, 2005


                      METROMEDIA INTERNATIONAL GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                        1-5706                    58-0971455
-----------------------------   --------------------------   -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

    8000 Tower Point Drive, Charlotte, NC                            28227
  -----------------------------------------                       -----------
   (Address of principal executive offices)                        (Zip Code)

     Registrant's telephone number, including area code: (704) 321-7380
                                                         --------------

          (Former name or former address, if changed since last report)


================================================================================

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On September 15, 2005, Metromedia International Group, Inc. (the "Company") completed the following developments concerning Magticom Ltd. ("Magticom"), its mobile telephony business venture in the country of Georgia.

o The Company and Dr. George Jokhtaberidze, co-founder of Magticom, acquired the 14.5% interest in Magticom formerly owned by Western Wireless International Corporation for a cash price of $43 million. The Company now owns 50.1% of Magticom through various holding companies and Dr. Jokhtaberidze owns 49.9%. The Company and Dr. Jokhtaberidze funded the purchase pro rata to these ownership shares.

o Prior to the purchase, Magticom issued a dividend of $17.0 million, net of 10% Georgian dividend withholding taxes, of which approximately $7.28 million was distributed to the Company. The Company used this dividend distribution plus an additional $14.26 million of corporate cash to fund its portion of the purchase.

o Concurrently with these transactions, the Company paid in full all principal and interest due to Dr. Jokhtaberidze under a promissory note executed in February 2005 in connection with the Company's acquisition of approximately 8.34% of Dr. Jokhtaberidze's ownership interest in Magticom. The amount of this payment was approximately $23.5 million.

     The press release announcing this matter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     The financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K are not included in this Current Report on Form 8-K. The Company will file with the Securities and Exchange Commission by amendment of this Current Report on Form 8-K the financial information required under Items 9.01 (a) and (b) of Form 8-K within the time period permitted by Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K for filing such information.

     (d)  Exhibits.

     10.1 Purchase Agreement dated September 15, 2005, by and among International Telcell Cellular LLC, Western Wireless International Georgia Corporation, and for purposes of Section 10.1 and Section 10.6 of the purchase agreement only, ALLTEL Corporation.

     99.1 Press Release of Metromedia International Group, Inc., dated September 15, 2005.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                METROMEDIA INTERNATIONAL GROUP, INC.


                                By: /S/ HAROLD F. PYLE, III
                                    --------------------------------------------
                                    Name:  Harold F. Pyle, III
                                    Title: Executive Vice President Finance,
                                           Chief Financial Officer and Treasurer

Date: September 19, 2005
Charlotte, NC